UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:           April 10, 2008
(Date of earliest event reported)

Commission File Number	Registrant; State of Incorporation Address; and Telephone Number	IRS Employer Identification No.

1-11337	INTEGRYS ENERGY GROUP, INC. (A Wisconsin Corporation) 130 East Randolph Drive Chicago, Illinois 60601-6207 (312) 228-5400	39-1775292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 10, 2008, the Board of Directors of Integrys Energy Group, Inc. approved the nonqualified Integrys Energy Group, Inc. Pension Restoration and Supplemental Retirement Plan, as Amended and Restated Effective April 1, 2008 (the “Plan”).

The Plan provides for a pension restoration benefit which furnishes additional retirement benefits to employees designated by the Compensation Committee as eligible to participate in the nonqualified Integrys Energy Group, Inc. Deferred Compensation Plan.  The pension restoration benefit provides a retirement payment for compensation excluded from qualified compensation under the company’s qualified retirement plan as a result of compensation deferred into the nonqualified Deferred Compensation Plan and the limitations of Section 401(a) (17) and Section 415 of the Internal Revenue Code.

The Plan also provides for a supplemental retirement benefit to selected executives.

The Plan is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

	(a)	Not applicable.

	(b)	Not applicable.

	(c)	Not applicable.

	(d)	Exhibits. The following exhibit is being filed herewith:

		10.1	Integrys Energy Group, Inc. Pension Restoration and Supplemental Retirement Plan, as Amended and Restated Effective April 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRYS ENERGY GROUP, INC. By: /s/ Barth J. Wolf Barth J. Wolf Vice President – Chief Legal Officer and Secretary

Date: April 15, 2008

INTEGRYS ENERGY GROUP, INC.

Exhibit Index to Form 8-K
Dated April 10, 2008

Exhibit Number

10.1	Integrys Energy Group, Inc. Pension Restoration and Supplemental Retirement Plan, as Amended and Restated Effective April 1, 2008